Exhibit 4.2


                             SF HOLDINGS GROUP, INC.
                             REGISTRATION AGREEMENT

            THIS REGISTRATION AGREEMENT (this "Agreement") is made as of January 26, 2002, among SF HOLDINGS GROUP, INC., a Delaware corporation (the "Company"), and each of the warrant holders listed on the Schedule of Subdebt Investors attached hereto and as may be amended from time to time (the "Subdebt Investors").

            The Initial Subdebt Investor shall purchase Warrants pursuant to the terms of that certain Warrant Agreement, of even date herewith, between the Company, the Initial Subdebt Investor and certain other parties (the "Warrant Agreement"). Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in paragraph 9 hereof.

            The parties hereto agree as follows:

            1.    Demand Registrations.
                  --------------------

            (a) Requests for Registration. At any time after the Company has completed an initial public offering of shares of Common Stock under the Securities Act, the Majority Subdebt Investors may request registration under the Securities Act of all or any portion of their Registrable Securities, as the case may be, on Form S-1 or S-2 or any similar long-form registration statement ("Long-Form Registrations") or, if available, on Form S-3 or any similar short-form registration statement that the Company is eligible to use ("Short-Form Registrations"). All registrations requested pursuant to this paragraph 1(a) are referred to herein as "Demand Registrations." Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered. Within ten days after receipt of such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities, as the case may be, and, subject to the terms of paragraph (c) hereof, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice.

            (b) Number of Registrations. The Subdebt Investors shall be entitled to request one Demand Registration in which the Company shall pay all Registration Expenses; provided that the aggregate offering value of the Registrable Securities requested to be registered in any Demand Registration must equal at least $3,000,000 if it is a Long-Form Registration and $1,000,000 if it is a Short-Form Registration. A registration shall not count as the permitted Demand Registration if (i) it does not become effective (unless such Demand Registration has not become effective due solely to the fault of the holders requesting such registration), (ii) the holders of the Registrable Securities to be included in such registration have not been able to register at least 80% of the Registrable Securities initially requested to be registered by such holders in such registration, (iii) after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Securities and Exchange Commission or other governmental agency or court for any reason, resulting in a failure to

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consummate the offering of Registrable Securities offered thereby, or (iv) after a registration statement with respect thereto has become effective, the offering of Registrable Securities offered thereby is not consummated because any of the following shall have occurred: (A) trading in securities generally on the New York or American Stock Exchange shall have been halted, (B) a banking moratorium shall have been declared by New York or United States authorities or (C) any event similar to the events described in the foregoing clauses (A) or (B) which, in the reasonable judgment of the Majority Subdebt Investors, materially and adversely affects the market for equity securities; provided that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Demand Registration whether or not it has become effective and whether or not such registration has counted as the permitted Demand Registration. All Long-Form Registrations may, at the request of the holders of a majority of the Registrable Securities requested to be registered in such registration, be underwritten registrations.

            (c) Priority on Demand Registrations. The Company shall not include in any Demand Registration requested by the Majority Subdebt Investors any securities which are not Registrable Securities without the prior written consent of the Majority Subdebt Investors, not to be unreasonably withheld. If multiple Subdebt Investors contemporaneously request a Demand Registration, all such Subdebt Investors shall, subject to the following sentence, be included in the same Demand Registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company shall include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder (e.g., if Investor A owns 2,000,000 shares of Common Stock and Investor B owns 500,000 shares of Common Stock and both contemporaneously request a Demand Registration, but underwriters for such offering limit the registration to 1,500,000 shares of Common Stock, Investor A will be entitled to include 1,200,000 shares of its Common Stock (i.e. 60% of its holdings) and Investor B will be entitled to include 300,000 shares of its Common Stock (i.e. 60% of its holdings)).

            (d) Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration within three months after the effective date of a previous registration in which the holders of Registrable Securities were given piggyback rights pursuant to paragraph 2 and in which at least 80% of the Registrable Securities requested to be included were included in an effective registration statement and offered for sale thereunder. The Company may postpone for up to three months in the aggregate during any 12-month period the filing or the effectiveness of a registration statement for a Demand Registration if the Company's board of directors determines in its reasonable good faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer,

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reorganization or similar transaction; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as the permitted Demand Registration hereunder and the Company shall pay all Registration Expenses in connection with such registration.

            (e) Selection of Underwriters. The holders of a majority of the Registrable Securities initially requesting such registration shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the approval of the Company, which shall not be unreasonably withheld or delayed.

            (f) Other Registration Rights. Any right given by the Company to any holder or prospective holder of the Company's securities in connection with the registration of securities shall be conditioned such that it shall be consistent with the rights of the holders of Registrable Securities provided in this Agreement and shall not materially adversely affect the right of the holders of Registrable Securities to participate in Piggyback Registrations in the manner set forth in this Agreement. In addition to the foregoing, until such time as there are no longer any Registrable Securities pursuant to this Agreement or unless consented to in writing by the Majority Subdebt Investors, (i) the Company shall not grant any registration rights to, or allow the participation in any registration by, the Principals other than as provided in paragraph 2, and (ii) shall not grant registration rights with respect to the equity securities of the Company that in the aggregate represent 27% or more of the Company's outstanding equity securities on a fully diluted basis. Except as provided for herein, no holder of the Company's securities owns or possesses any registration rights with respect to any of the Company's equity securities other than as provided in that certain Amended and Restated Registration Rights Agreement dated as of March 12, 1998, among the Company, The Fonda Group, Inc., a Delaware corporation, Albion Alliance Mezzanine Fund, L.P., a Delaware limited partnership ("Albion"), and The Equitable Life Assurance Society of the United States, a New York insurance company ("Equitable") and that certain Stockholders' Rights Agreement made and entered into as of March 12, 1998, among the Company and the persons listed on Schedule I attached hereto.

            2.    Piggyback Registrations.
                  -----------------------

            (a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and, subject to the terms of paragraphs 2(c) and 2(d) hereof, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice.

            (b)   Piggyback  Expenses.   The  Registration   Expenses  of  the
holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

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            (c) Priority on Primary Registrations. If a Piggyback Registration
is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration
(i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities and all other securities requested to be included in such registration pursuant to registration rights held by such holders, but excluding any securities requested to be included in such registration by the Principals, pro rata among the holders thereof on the basis of the number of shares owned by each such holder and (iii) third, other securities requested to be included in such registration pursuant to registration rights held by such holders.

            (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration pursuant to registration rights held by such holders, (ii) second, the Registrable Securities and all other securities requested to be included in such registration pursuant to registration rights held by such holders, but excluding any securities requested to be included in such registration by the Principals, pro rata among the holders of such securities on the basis of the number of securities owned by such holders and (iii) third, other securities requested to be included in such registration pursuant to registration rights held by such holders.

            (e) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the investment banker(s) and manager(s) for the offering must be of nationally recognized standing.

            (f) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to paragraph 1 or pursuant to this paragraph 2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration.

            3.    Holdback Agreements.
                  -------------------

            (a) Each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree;

provided that all officers, directors and stockholders owning four percent (4%) or more (on a fully diluted basis, treating all outstanding options, rights and warrants to acquire equity securities of the Company as fully exercised, and treating all securities convertible into or exchangeable for equity securities of the Company as fully converted or exchanged) of the Company's equity securities and Albion and Equitable (if they then individually own at least 50% of the Company's securities owned by it as of the date hereof) shall enter into similar agreements; provided further, however, if the holders of Registrable Securities are required by the underwriters managing the registered public offering to execute a "lock-up" agreement which restricts such holders' ability to sell securities for a period shorter than 90 days, then the 90-day period in this Section 3 shall be automatically lowered to the period specified in the "lock-up" agreement.

            (b) The Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree.

            4. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to affect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

            (a) prepare and (within 60 days after the end of the period within which requests for registration may be given to the Company) file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

            (b) notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

            (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

            (d) use reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, (iii) consent to general service of process in any such jurisdiction or (iv) register or qualify such Registrable Securities under any jurisdiction other than the United States);

            (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event known to the Company as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact known to the Company or omit to state any fact known to the Company necessary to make the statements therein not misleading;

            (f) cause all such Registrable Securities to be listed on each securities exchange or approved for quotation on any automated quotation system on which similar securities issued by the Company are then listed or approved for quotation;

            (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

            (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

            (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

            (j) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder;

            (k) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

            (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use its reasonable best efforts promptly to obtain the withdrawal of such order;

            (m) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

            (n) obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters, which letter shall be addressed to the underwriters; and use its reasonable best efforts to cause such cold comfort letter to also be addressed to the holders of such Registrable Securities; and

            (o) obtain an opinion from the Company's outside counsel in customary form and covering such matters of the type customarily covered by such opinions, which opinion shall be addressed to the underwriters and the holders of such Registrable Securities.

            5.    Registration Expenses.
                  ---------------------

            (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

            (b) In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the Majority Subdebt Investors included in such registration for the reasonable fees and disbursements of one counsel chosen by the Majority Subdebt Investors initially requesting such registration and for the reasonable fees and disbursements of one additional counsel retained by the Majority Subdebt Investors for the purpose of rendering a legal opinion on behalf of such holder in connection with any underwritten Demand Registration or Piggyback Registration.

            (c) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

            6.    Indemnification.
                  ---------------

            (a) The Company agrees to indemnify and hold harmless, to the extent permitted by law, each holder of Registrable Securities, its officers, directors, agents, and employees and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and reasonable expenses (including reasonable attorney's fees) caused by (i) any untrue or alleged untrue statement of material fact contained
(A) in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or (B) in any application or other document or communication (in this Section 6 collectively called an "application") filed by the Company in order to qualify any securities covered by such registration statement under "blue sky" or securities laws, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

            (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors, officers, agents and employees and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and reasonable expenses (including reasonable attorney's fees) resulting from (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

            (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed by the indemnifying party, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

            (d) The indemnifying party shall not, except with the approval of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of a release from all liability in respect to such claim or litigation without any payment or consideration provided by such indemnified party.

            (e) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

            (f) The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

            7. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (provided that no holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such holder has requested the Company to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

            8. Current Public Information. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Exchange Act, the Company will file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder, and will take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell Registrable Securities pursuant to Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.

            9.    Definitions.
                  -----------

            "Affiliate" of a Person means any other Person, directly or indirectly controlling, controlled by or under common control with such Person, any partner of a Person which is a partnership and any member of a person which is a limited liability company.

            "Audax" means, collectively, Audax Mezzanine Fund, L.P., a Delaware limited partnership, Audax Co-Invest, L.P., a Delaware limited partnership, Audax Trust Co-Invest, L.P., a Delaware limited partnership, or any of their affiliates.

            "Common Stock" means shares of Common Stock, $0.001 par value, of the Company.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

            "Initial Subdebt Investor" means Jefferies & Company, Inc.

            "Majority Subdebt Investors" means holders of a majority of the then outstanding Registrable Securities of all Subdebt Investors.

            "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

            "Principals" means Dennis Mehiel, his spouse, his lineal descendants and any trust, corporation, partnership, association, limited liability company or other entity in which Dennis Mehiel and/or his lineal descendants hold at least a majority of the total, combined outstanding voting power or similar controlling interest.

            "Registrable Securities" means (i) any shares of Common Stock issued to the Subdebt Investors upon the exercise of Warrants issued to the Subdebt Investors pursuant to the

Warrant Agreement, (ii) any shares of Common Stock otherwise acquired by the Subdebt Investors and (iii) any shares of Common Stock issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) or (ii) above by way of share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, including a recapitalization or exchange. For purposes of this Agreement, a Subdebt Investor shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Subdebt Investor has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary.

            "Securities Act" means the Securities Act of 1933, as amended from time to time.

            "Subdebt Investors" means, collectively, the Initial Subdebt Investor and any transferee, including but not limited to the TCW/Crescent Investors and Audax, who, from time to time, acquires Registrable Securities from one or more of them and becomes party to this Agreement by executing and delivering to the Company an instrument in form satisfactory to the Company pursuant to which such Person agrees to be bound by the terms of this Agreement to the same extent as the Initial Subdebt Investor, together with an amendment to the Schedule of Subdebt Investors reflecting such new Subdebt Investor. Such amended Schedule of Subdebt Investors shall replace the then-current Schedule of Subdebt Investors.

            "TCW/Crescent Investors" means, collectively, TCW/Crescent Mezzanine Partners III, L.P., a Delaware limited partnership, or TCW/Crescent Mezzanine Trust III, a Delaware business trust, or any of their Affiliates (each, individually, a "TCW/Crescent Investor").

            10.   Miscellaneous.
                  -------------

            (a) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

            (b) Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

            (c) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

            (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of at least a majority of the Subdebt Registrable Securities.

            (e) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

            (f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

            (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

            (h) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            (i) Governing Law. All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

            (j) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Subdebt Investor at the address indicated on the Schedule of Subdebt Investors, and to the Company at the address indicated below:

            SF HOLDINGS GROUP, INC.
            115 Stevens Avenue
            Valhalla, New York 10549
            Attention:  Harvey L. Friedman
            Telecopy No.:  (914) 747-8095

            With a copy to:
            --------------
            Kramer, Levin, Naftalis & Frankel
            919 Third Avenue
            New York, NY  10022
            Attention:  Shari Krouner
            Telecopy No.:  (212) 715-8000

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                            [Signature Page Follows]
                             ----------------------

            IN WITNESS WHEREOF, the parties hereto have executed this Registration Agreement on the day and year first above written.


COMPANY:                            SF HOLDINGS GROUP, INC.
-------


                                    By: /s/ Hans H. Heinsen
                                       ------------------------
                                    Its: Senior Vice President

SUBDEBT INVESTORS:                  JEFFERIES & COMPANY, INC.
-----------------


                                    By: /s/ Eric Macy
                                       ----------------------------
                                    Name:  Eric Macy
                                    Title: Executive Vice President

                          SCHEDULE OF SUBDEBT INVESTORS
                          -----------------------------


Name and Address                                       Number of Shares
----------------                                       ----------------

Jefferies & Company, Inc.                                   76,082

11100 Santa Monica Blvd.
Suite 1000
Los Angeles, CA  90025
Attention:  Andrew R. Whittaker
Telecopy No.:  (310) 575-5165